Exhibit 99.1    Press Release

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter 2009 Results

•	RadNet reports Revenue of $128.0 million and Adjusted EBITDA(1)of $26.3 million; increases of 12.4% and 19.4%, respectively over the prior year’s quarterly results

•	Overall procedure volumes increased 9.3%

•	Per share loss was $(0.02) compared to $(0.15) for three month period ended March 31, 2008

•	RadNet reaffirms its previously announced 2009 Guidance of $515-545 million of Revenue and $105-$115 of Adjusted EBITDA(1)

LOS ANGELES, Calif., May 8, 2009 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported financial results for its first quarter ended March 31, 2009.

RadNet reported Revenue and Adjusted EBITDA(1) of $128.0 million and $26.3 million, respectively.  Revenue increased 12.4% (or $14.1 million) and Adjusted EBITDA(1) increased 19.4% (or $4.3 million), respectively, over the prior year’s quarter.  The results reflect improved procedural volume in existing centers as well as the contribution of acquisitions and operating initiatives.

For the first quarter of 2009, as compared to the prior year’s quarter, MRI volume increased 14.8%, CT volume increased 12.4% and PET/CT volume increased 1.4%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.3% over the prior year’s quarter.

On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2009 and 2008, MRI volume increased 5.7%, CT volume increased 5.6% and PET/CT volume increased 1.0%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.8% over the prior year’s quarter.

Net Loss for the first quarter of 2009 was $842,000, or $(0.02) per share, compared to a net loss of $5.5 million or $(0.15) per share, reported for the three month period ended March 31, 2008 (based upon a weighted average number of shares outstanding of 35.9 million and 35.6 million for these periods in 2009 and 2008, respectively).  Affecting net income in the first quarter of 2009 were certain non-cash expenses including:

•	$1.1 million non-cash loss on the fair value adjustments of interest rate swaps related to the Company’s credit facilities;
•
$670,000 of Deferred Financing Expense related to the amortization of financing fees paid as part of the Company’s $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008; and

•	$709,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants.

“We are pleased with our progress in the first quarter of 2009.  In particular, we noted an increase in our EBITDA margins to 20.6% from our full-year 2008 margin of 19.6%.  We are encouraged that some of our more recent operational and cost savings initiatives are beginning to pay dividends, as evidenced by a significant improvement in our bottom-line performance.  We continue to see strong volumes in our markets and have yet to see a material negative impact on our business from the broader national economic troubles.” said Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet.
_______________________________
1 Definition of EBITDA, a non-GAAP measure, is found on the last page of this release.

“We are also pleased that in the first quarter of 2009, we reduced our Accounts Payable and Accrued Expenses by almost $10 million, and improved our working capital position by almost $5 million.  Even taking this into consideration, our cash flow from operations this quarter was $19.4 million greater than the corresponding period last year.  Because much of our capital needs for the year will have been satisfied by the end of the second quarter, we expect free cash flow in the second half of the year to exceed $25 million.” continued Dr. Berger.

Dr. Berger added, “Our industry continues to present us with unique opportunities for consolidation, which are deleveraging and immediately accretive.  The acquisition we recently announced in New Jersey and Westchester, NY is an example of one such opportunity. While we remain highly selective regarding the transactions we pursue, we continue to believe that we are extremely well positioned to continue growing while deleveraging our balance sheet.”

2009 Fiscal Year Guidance

For its 2009 fiscal year, RadNet reaffirms its guidance ranges as follows:

Revenue	$515 million - $545 million
Adjusted EBITDA(1)	$105 million - $115 million
Capital Expenditures	$30 million - $35 million
Cash Interest Expense	$41 million - $45 million
Free Cash Flow Generation (a)	$25 million - $35 million
End of Year Net Debt Balance (b)	$438 million - $448 million

(a)   Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash interest expense
(b)  Total Debt net of Cash.

First Quarter 2009 Earnings Conference Call

RadNet will host a conference call to discuss its first quarter 2009 results on Friday, May 8th, 2009 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Investors are invited to listen to RadNet’s conference call by dialing 888-277-7138.  International callers can dial 913-312-0377.  There will also be simultaneous and archived webcasts available at http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website.  An archived replay of the call will also be available until May 15th and can be accessed by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and using the passcode 2645742.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its performance.  RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 167 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNets’ ability to continue to grow its business by generating patient referrals and contracts with radiology practices, future acquisitions, cost savings, successful integration of acquired operations, and receiving third-party reimbursement for diagnostic imaging services, as well as RadNet's financial guidance, its statements regarding increased business from new operations, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K and Form 10Q, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

Integrated Corporate Relations, Inc.
John Mills, 310-954-1105
jmills@icrinc.com

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	March 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$-
Accounts receivable, net	97,170	96,097
Refundable income taxes	103	103
Prepaid expenses and other current assets	10,497	12,370
Total current assets	107,770	108,570
PROPERTY AND EQUIPMENT, NET	189,956	193,104
OTHER ASSETS
Goodwill	105,378	105,278
Other intangible assets	56,022	56,861
Deferred financing costs, net	10,237	10,907
Investment in joint ventures	18,712	17,637
Deposits and other	3,748	3,752
Total other assets	194,097	194,435
Total assets	$491,823	$49 6, 109

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$71,319	$8 1 ,1 75
Due to affiliates	5,524	5,015
Notes payable	7,412	5,501
Current portion of deferred rent	408	390
Obligations under capital leases	16,862	15,064
Total current liabilities	101,525	107,145
LONG-TERM LIABILITIES
Line of credit	-	1,742
Deferred rent, net of current portion	7,801	7,996
Deferred taxes	277	277
Notes payable, net of current portion	421,687	419,735
Obligations under capital lease, net of current portion	23,555	24,238
Other non-current liabilities	21,222	16,006
Total long-term liabilities	474,542	469,994
COMMITMENTS AND CONTINGENCIES EQUITY DEFICIT
Radnet, Inc.'s equity deficit:
Common stock - $.0001 par value, 200,000,000 shares authorized; 35,924,279 and 35,911,474 shares issued and outstanding at
March 31, 2009 and December 31, 2008, respectively	4	4
Paid-in-capital	153,715	153,006
Accumulated other comprehensive loss	(9,476)	(6,396)
Accumulated deficit	(228,564)	(227,722)
Total Radnet, Inc.'s equity deficit	(84,321)	(81,108)
Noncontrolling interests	77	78
Total equity deficit	(84,244)	(81,030)
Total liabilities and equity deficit	$491,823	$49 6, 109

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three Months Ended March 31,
	2009	2008
NET REVENUE	$128,003	$1 13,897

OPERATING EXPENSES
Operating expenses	97,013	88,966
Depreciation and amortization	13,174	12,469
Provision for bad debts	7,974	6,487
Loss on sale of equipment	26	8
Severance costs	17	31

Total operating expenses	118,204	107,961

INCOME FROM OPERATIONS	9,799	5,936
OTHER EXPENSES (INCOME)
Interest expense	13,022	13,588
Other (income) expense	197	(32)

Total other expense	13,219	13,556

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(3,420)	(7,620)
Provision for income taxes	(37)	(123)
Equity in earnings of joint ventures	2,635	2,292
NET LOSS	(822)	(5,451)
Net income attributable to noncontrolling interests	20	24
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	$(842)	$(5,475)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	$(0.02)	$(0. 15)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	35,916,169	35,561,041

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(822)	$(5,451)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,174	12,469
Provision for bad debts	7,974	6,487
Distributions to non-controling interests	(21)	(10)
Equity in earnings of joint ventures	(2,635)	(2,292)
Distributions from joint ventures	1,770	1,371
Deferred rent amortization	(177)	290
Deferred financing cost interest expense	670	531
Net loss on disposal of assets	26	8
Share-based compensation	709	454
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(9,047)	(14,182)
Other current assets	1,955	(1,027)
Other assets	4	(573)
Accounts payable and accrued expenses	3,087	(768)
Net cash provided by (used in) operating activities	16,667	(2,693)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(1,811)	(15,028)
Purchase of property and equipment	(6,885)	(9,743)
Proceeds from sale of equipment	-	228
Purchase of equity interest in joint ventures	(210)	(328)
Net cash used in investing activities	(8,906)	(24,871)
CASH FLOWS FROM FINANCING ACTIVITIES
Change in restricted cash	-	(8,046)
Principal payments on notes and leases payable	(5,519)	(4,410)
Proceeds from borrowings on notes payable	-	35,000
Deferred financing costs	-	(4,195)
Net (payments) proceeds on line of credit	(1,742)	8,936
Distributions to counterparties of cash flow hedges	(500)
Proceeds from issuance of common stock	-	261
Net cash (used in) provided by financing activities	(7,761)	27,546

NET DECREASE IN CASH	-	(18)
CASH, beginning of period	-	18
CASH, end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$11,020	$11,446

RADNET, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO Adjusted EBITDA(1)
(IN THOUSANDS)

	Three Months Ended March 31,
	2009	2008
Income (Loss) from Operations	$9,799	$5,936
Plus Depreciation and Amortization	13,174	12,469
Plus Earnings from Joint Ventures	2,635	2,292
Plus Non Cash Employee Stock Compensation	709	454
Plus Loss on Disposal of Equipment	26	8
Less Net Income Attributable to Noncontrolling Interests	(20)	(24)
Plus Severance: Elimination of Corporate Personnel	17	31
Plus One Time Expense Related to Settling a Business Dispute		700
Plus One Time Consulting Fee Related to Review of 2006 Accounts Receivables		200
Adjusted EBITDA(1)	$26,340	$22,066

RADNET PAYMENTS BY PAYORS

	First Quarter 2009	Full Year 2008
Commercial Insurance	56.1%	56.6%
Medicare	19.9%	19.6%
Capitation	15.4%	15.0%
Workers Compensation/Personal Injury	3.8%	3.7%
Medicaid	2.8%	3.1%
Other	2.1%	2.0%
	100.0%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

RADNET PAYMENTS BY MODALITY

	First Quarter 2009	Full Year 2008
MRI	34.6%	34.2%
CT	19.3%	19.0%
PET/CT	6.0%	6.2%
X-ray	10.3%	10.8%
Ultrasound	10.1%	10.2%
Mammography	15.3%	14.9%
Nuclear Medicine	1.5%	1.6%
Other	2.8%	3.1%
	100.0%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operations.

RADNET AVERAGE PAYMENTS BY MODALITY

	First Quarter 2009	Full Year 2008
MRI	$505	$505
CT	311	310
PET/CT	1,490	1,494
X-ray	38	37
Ultrasound	108	107
Mammography	136	134
Nuclear Medicine	326	327
Other	129	129

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts minority interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.